1

                    WINS LICENSE AND SERVICE BUREAU AGREEMENT

     WINS License and Service Bureau Agreement (this "Agreement"), dated the 15th day of October, 1999, between WORLD INNOVATION NETCOMM SERVICES, INC. ("WINS") and GS TELECOM LIMITED or assignee (the "LICENSEE");

                                   WITNESSETH

         WHEREAS, WINS has developed proprietary systems of computer hardware and software (the "Service Bureau") which supports a WINS's service know at the ATTM Card. The ATTM Card will allow for LICENSEE's customers to purchase products and services over the Internet and at locations where the ATTM Card is accepted. A transaction fee will be charged to the LICENSEE's customers each time one of the LICENSEE's customers utilizes the ATTM Card. The ATTM Card is a work in progress and WINS will continually be adding additional functionality. Each new function ("Program(s)") of the ATTM Card, if applicable, will be licensed to LICENSEE pursuant to separate agreements).

         WHEREAS, LICENSEE and WINS desire to enter into an arrangement to provide Licensee's customers with access to the specified Programs on the Service Bureau as outlined in the Application(s)/Exhibit(s) attached hereto;

         NOW,  THEREFORE,  in  consideration of the premises and mutual promises
and  covenants   contained  herein,  the  receipt  and  sufficiency  are  hereby acknowledged, the parties hereto agree as follows:

         1. WINS Services. During, the term of this Agreement, WINS will make the Service Bureau available to LICENSEE to be used for various purposes to be mutually agreed upon by WINS and LICENSEE. Each new Program shall be described in a written Application and attached as an Exhibit to this Agreement. Each Application shall include all relevant terms and conditions governing such Program and shall be governed by and subject to the terms of this Agreement. The terms and provisions of the Application(s) are hereby incorporated herein by reference for all purposes.

         WINS will allow LICENSEE to use the Service Bureau, subject to current capacity, WINS's technical requirements and limitations, scheduling commitments and requirements to which WINS and its telecommunication and network providers are subject, as well as to the availability of network services from WINS's telecommunication and network providers, processors and other outsourced vendors. All proposed Applications of the Service Bureau and all services to be provided by WINS to LICENSEE pursuant to this Agreement will be subject to approval by WINS, LICENSEE, telecommunication and network providers and any standards or requirements, restrictions, regulations or other legal governing body, laws, tariffs and regulations.

         2. Application. Each Application shall be accompanied by a non-refundable deposit as outlined in the Application which will be paid to WINS by LICENSEE as a fee for the Program set-up and if necessary, submitting the Pro-ram to the any Carrier(s) or network service provider for Program approval.

         3.   Obligations  of  WINS.   WINS  agrees  to  perform  the  following
obligations:

                  A. Access to the Service Bureau. Subject to the terms and conditions of this Agreement, WINS will provide LICENSEE with a Limited License to use the Service Bureau for the Pro-rams described in the Exhibit(s) attached hereto.

                  B. Maintenance. WINS will use reasonable commercial efforts to provide maintenance and technical support for the Service Bureau.

         4. Obligations of LICENSEE. LICENSEE agrees to perform the following obligations:

                                                     c,

                  A. Promotion. Due to all the factors, approval processes, necessary testing, and other complexities involved with adding, a Program to the Service Bureau, LICENSEE is advised that LICENSEE should not start it's advertising campaign until the Program is up and running, on the Service Bureau and has been tested and approved by LICENSEE.

                  B. Information/Programs. LICENSEE will provide all the information to be entered into Service Bureau, consistent with the Application(s). LICENSEE also acknowledges that all information entered into the Service Bureau shall


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conform to WINS's  technical  requirements  and  limitations.  LICENSEE shall be solely responsible for the information and content of all messages delivered to customers and for all representations and other statements made. LICENSEE shall be solely responsible for administering promotions, contests and sweepstakes either indirectly or through third parties selected by LICENSEE; for providing rules in accordance with legal compliance guidelines; the judging, and selecting of winners; for the fulfillment of all promises and obligations made to customers including, but not limited to, the award of prizes; for the quality of products and services provided to customers and for the content and nature of all promotions and advertising to induce customers or otherwise with respect to the Program(s); the compliance with all federal, state and local laws and regulations, including the assurance that LICENSEE's program does not violate any copyrights, trademarks or servicemarks.

                  LICENSEE  will not,  without  WINS's  prior  written  consent,
indicate,   represent  or   advertise   with  the   Pro-ram,   that  WINS,   its
telecommunication and/or network service providers endorse or verify the service, products, or information made available through the Program. LICENSEE shall not use any trademark or logo of WINS, its telecommunication and/or network service providers without prior written permission.

                  C. Prohibited Acts. LICENSEE will not use the Service Bureau for any of the following purposes:

                           (1) Any purpose prohibited by federal, state or local laws of those countries where the service may be offered including but not limited any federal, state, local laws, regulations or tariffs of the United States; or

                           (2)   The    dissemination    of   any   pornographic
                    communications or materials;

                           (3)    The   dissemination  of  messages   containing
                                  bigotry, racism, sexism or other forms of discrimination;

                           (4) Any other uses which are objectionable to WINS, its telecommunication and/or network service providers.

                  D. LICENSEE's Costs and Payment for Services. LICENSEE agrees to the licensing fees, charges and costs of WINS's services as set forth in the Application.

                  E. Taxes and Tariffs. LICENSEE shall be liable for any and all federal, state, and local taxes, tariffs or other assessments including any interest and penalties in connection with the all services provided pursuant to this Agreement, the Service Bureau, associated telecommunication and/or network or service providers (collectively "Taxes").

                  F. Miscellaneous Expenses. WINS will charge, and LICENSEE agrees to pay an additional fee for any services required by LICENSEE, to be agreed upon in connection with each Program as outlined in the Application(s). The non-refundable deposit, set-up fees, monthly fees, guarantee fees, revenue sharing, and other miscellaneous services and expenses will be negotiated by the parties as outlined and agreed to in the Application(s). Licensing and other fees will be based on the length and complexity of the Program, special software, storage and other special services required. WINS shall invoice LICENSEE directly and LICENSEE agrees to pay such invoice upon receipt. For the purposes of this Agreement the term "Miscellaneous Expenses" shall also include but not be limited to transcription fees, consultation, unique software development, script writing, production fees, and all similar direct third party charges and expenses.

                  G. Monthly Minimums. LICENSEE Guarantees that the Program will generate a minimum amount of revenues andlor transactions per month as set forth in the Application. If the Pro-ram fails in any month to generate the minimum Guaranteed revenues and/or transaction fees, LICENSEE shall pay to WINS a sum equal to the amount specified therefore in the Application for the difference between the number of transactions and/or revenue generated and the number of transactions and/or revenues Guaranteed in the Application. In the alternative or in addition to WINS charging LICENSEE the Guaranteed monthly minimum transactions and/or revenues WINS may charge LICENSEE a monthly flat access fee as set


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                  H.  Interest.  All  invoices  sent by WINS to  LICENSEE  shall accrue interest at the rate of ten percent (10%) per annum, or the highest legal rate permitted by law, whichever is the lesser rate, if payment is not made in accordance with the terms of this Agreement.

         5. Operation of the Service Bureau.

                  A. Underlying Telecommunication and Network Service Providers.
                     This Agrcement is and shall be subordinate to the terms and conditions of WINS underlying telecommunication and network service providers and the parties hereto are bound by the terms and conditions of all agreement between WINS and its telecommunication and network service providers. WINS shall be entitled to chance it telecommunication and/or network service providers from time to time as WINS deems appropriate and LICENSEE agrees to be bound by the terms of any agreement reached by WINS with any telecommunication and/or network service provider.

                  B. Approval of Programming Content.  WINS shall have the right to approve all information and transcripts which LICENSEE submits for programming into the Service Bureau and to refuse to pro-ram material and c information which is pornographic, racist, sexist, or otherwise discriminatory, in violation of federal, state or local laws, inconsistent with the purposes of this Agreement, in conflict with WINS's obligations to its Carriers or incompatible with WINS's technical and functional capabilities.

                  WINS is under no obligation to make the Service Bureau available or otherwise provide a License and/or services hereunder in connection with any Program it considers to be, or if providing the Service Bureau or such services would be, in violation of any federal, state, or local law or regulation or any interpretation thereunder by a governmental or judicial authority having jurisdiction.

                  LICENSEE agrees and acknowledges that the License and services to be provided by WINS make use of common Carriers and ancillary services which are subject to and governed by applicable Federal Communications Commission
(FCC) policies, rules, and regulations, tariffs filed with the FCC by common carriers, and other governing judicial, legislative and regulatory authority, in addition to all other obligations of WINS to its telecommunication carriers and/or network service providers.

                  C. Tariffed Services. The services provided to LICENSEE pursuant to this Agreement are subject to any and all tariff provisions related to such services, to the extent tariffs and/or laws are imposed. Applicable tariffs and/or laws shall control over any conflicting provisions of this Agreement. Charges under this Agreement will not be abated or refunded in the event of outages or degradation in tariffed services and charges for tariffed services will not be abated or refunded in the event of delay or failure of performance of this Agreement.


                  D.Demand Capacity. The Service Bureau employs technology which allows many Pro-rams to be accessed over the Internet or through the network. THE EXACT CAPACITY AT ANY GIVEN TIME IS NOT PREDICTABLE BY WINS AND SUBJECT TO PEAK DEMANDS CREATED BY EXTERNAL EVENTS. LICENSEE must contract/purchase from WINS's installation of a special "dedicated" access if the Program(s) to be Licensed by LICENSEE require Guaranteed minimum capacity. Dedicated capacity arrangements are custom priced, and if applicable, will be outlined in the Application(s).

         6. Exclusivity. LICENSEE agrees that during the term of this Agreement, WINS shall be the sole supplier of any Programs as outlined in the Application/Exhibits. Furthermore, if LICENSEE desire to implement any similar programs not outlined in the Application/Exhibits and LICENSEE receives any written offers from a third party which can provide the Programs to LICENSEE at lower rates than LICENSEE would receive from WINS commensurate with the quality of service, capacity, network size and features and functional capability of the WINS Service Bureau, LICENSEE will notify WINS of such offer in writing. WINS shall have thirty (30) days to match the offer or decline to match such offer. LICENSEE will not accept such third party offer until WINS declines or fails to match the offer within the thirty (30) day period. This provision shall survive termination of this Agreement for a period of six (6) months.

         7. Limitations of Liability. WINS will use reasonable commercial efforts to maintain the Service Bureau equipment in working order. However, WINS will not be liable for losses of revenue and/or other damages resulting from a malfunction,


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breakage,  failure or disruption of the Service Bureau  equipment,  hardware and software, or any act or omission of WINS in connection with the Service Bureau. In the event of breakage or malfunction of hardware or software, WINS will use reasonable commercial efforts to correct such breakage or malfunction in reasonable time at WINS's expense during the term of this Agreement. In no event however, shall WINS be liable to LICENSEE under this Agreement for any indirect, special, incidental, consequential or punitive loss or damages of any kind, including, without limitation, lost profits (whether or not such profits were foreseeable), by reason of any act or omission by WINS in its performance of this Agreement.

         WINS shall have no liability whatsoever to LICENSEE (i) as a result of any termination, suspension, delay or disruption of service by any telecommunication and/or- network providers under color of compliance with Governing tariffs, laws, rules, regulations, or agreements or (ii) as a result of any failure, disruption or malfunction of an telecommunications and/or network providers, facility or equipment beyond WINS's reasonable control, whether or not attributable to one or more telecommunication and/or network providers.

         Force Majeure. WINS's delay in, or failure of, performance under this Agreement shall be excused where such delay or failure is caused by an act of God, fire or other catastrophe, electrical, computer or mechanical failure, work stoppage, sabotage, delays, or failure to act of any telecommunication and/or network provider or agent, regulatory restrictions or any other cause beyond WINS' direct control.

         WINS, ITS EQUITY OWNERS, SUBCONTRACTORS, AGENTS, SUPPLIERS AND TELECOMMUNICATION AND NETWORK SERVICE PROVIDERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR SUITABILITY FOR ANY PROGRAM OR FOR THE USERS OF ITS SERVICES OR THE SERVICE BUREAU.

         8.    Indemnification.

                  A. LICENSEE Indemnification. LICENSEE agrees to indemnify and hold WINS harmless from and against any claims of any nature arising, or relating to information or content provided by LICENSEE or WINS in connection with this Agreement, the Service Bureau or any actions, omissions, activities or statements of LICENSEE in connection with this Agreement, the Service Bureau, WINS or the Pro-ram(s). Not in limitation of the foregoing, LICENSEE shall indemnify WINS from persons claiming to have received inaccurate, illegal or misleading information, or to have won a prize, or persons who claim to be damaged in connection with a promotion, information that violates any federal, state or local laws including copyright, service mark, oi. trademark violations, any information or other activity initiated by or on behalf of LICENSEE. LICENSEE agrees to defend and indemnify WINS and hold WINS harmless from any and all claims, actions, damages, losses and expenses arising directly or indirectly from, or primarily attributable to, LICENSEE's products, services, or other information provided to customers, and any promotion, advertising or other sales materials or events sponsored by LICENSEE including all libel and slander. LICENSEE shall indemnify WINS from all claims and damages resulting from LICENSEE's failure regarding disclosures or any other compliance of federal, state, or local laws including any regulations promulgated by the Federal Trade Commission.

                  B. Indemnification Costs. Indemnification shall include all costs of defense, including attorney's fees, claims, damages or any other losses or expenses incurred in connection with any claim covered.


         9. Confidentiality. LICENSEE acknowledges that the Program(s), flowcharts and specification material, intellectual property, enabling software, reports, Scripts, programming and related information of the Service Bureau (collectively "Confidential Information") is proprietary and Confidential Information and tile sole property of WINS. LICENSEE agrees to keep the Confidential Information confidential, and to restrict its use solely to the purposes expressed in this Agreement.

10.  Ownership  of  Intellectual  Property.  WINS  shall  retain  title  to  all


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applications),  Program(s),  WINS's Confidential Information,  enabling software and technology used or developed in connection with the Program(s) or Service Bureau. This Agreement does not grant or confer to LICENSEE anything, more than the Limited License to use the Service Bureau, as outlined in the Applications. LICENSEE does not have any other right to use or to allow or permit third
parties  to  use  WINS's  proprietary  technology,   applications,   Program(s),
Confidential Information, enabling, software, trademarks, servicemarks, or patents developed in connection with the Service Bureau, any Program(s) or any other intellectual property of WINS.


         11. Term and Termination. This Agreement shall he valid for a term of five (5) years from its date unless terminated as set forth below. After the expiration of the original five (5) year term of this Agreement, the Agreement will automatically be renewed on a year to year basis until terminated by either party with ninety (90) days written notice.

                  A. Cause. Each party shall have the right to terminate this Agreement and/or any Exhibit to this Agreement upon thirty (30) days written notice to the other party, absent cure, for the following reasons:

                           (1) the other party breaches any material provision of this Agreement or any Exhibit

                           (2) WINS determines, in its sole judgment, that negative public controversy of a material magnitude has resulted from LICENSEE's information programmed into the Service Bureau's ability to do business, and/or

                           (3) telecommunication and/or network services cease for any reason to be available for such Program(s).

                  B. Application. If any representation contained in any Application/Exhibit was untrue at the date made, or becomes untrue at a subsequent time, WINS shall have the option to terminate this Agreement and/or any Exhibit to this Agreement, immediately, upon written notice.

                  C. At Will. Either party may terminate this Agreement and/or any Exhibit upon one hundred and eight days ( 180) days written notice.

         12. Miscellaneous. The following provisions are hereby a-reed to:

                  A. Venue and Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Venue for all purposes shall lie in Harris County, Texas.

                    B. Amendment. This Agreement with its executed Exhibit(s) constitutes the entire agreement between the parties concerning the subject matter herein. This Agreement and the Exhibits may be modified only by written instrument executed by all the parties hereto making reference to this Agreement or a specific Exhibit.

                  C. Notice. All notices required hereunder shall be sent to the following addresses:

                  To WINS: World Innovation Netcomm Services, Inc.
                              831 Lancaster Dr. NE, Suite 209
                              Salem, OR 97301

                  To LICENSEE: At the address set forth in the Application

                  Either party shall be entitled to chance their address for notification purposes by written notice to the other party sent by certified mail, return receipt requested.

                  Notice shall be deemed effective upon hand-delivery or after three (3) days from deposit in the U.S. Mails, certified return receipt requested, postage prepaid and properly addressed.

                  D. Headings. All headings herein are for ease of reference only and shall not be construed to limit or modify any provisions hereof.

                  E. Assignment. Neither party can assign its rights or obligations under this Agreement without the prior written consent of the other party, except either party may assign this Agreement to a present or future subsidiary, parent or affiliate, or assign its right to receive payment.

                  F. Attorney Fees. If any action, at law or in equity, is necessary to enforce or interpret the terms of this


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Agreement,  the  prevailing  party shall he entitled to reasonable  attorney's fees, court costs, investigation costs and other necessary disbursements in addition to any other relief to which it may be entitled.

                  G. Severability. Any provision of this Agreement which is found to be contrary to law, invalid or unenforceable by a court of competent jurisdiction shall be ineffective to the extent of such invalidity, and shall have no effect on the remaining Sections of the Agreement.

                  H. Waiver. All waivers hereunder must be made in writing and failure at any time to require the other party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation.

                  1. Relationship Between The Parties. This Agreement is not meant to be a joint venture, partnership, or franchise but the relationship between the parties is that of independent contractors. It is clearly the intention between the parties to structure this Agreement so that the granting of the rights reflected therein will not constitute the granting of a "franchise", "partnership", or "joint venture" as said terms are defined by any federal or state law, rule, guideline or case law. LICENSEE expressly agrees that it is not a franchises, fiduciary agent, partner, joint venturer of or with WINS, or the like, and that LICENSEE is an independent contractor as to WINS. LICENSEE represents to WINS that LICENSEE has sought legal counsel of its own choice in seeking and actually receiving legal advice that supports the agreement and representations of LICENSEE made herein.

         IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands as of the date first set forth above.


      Colin Peter Gervaise-Brazier
      Chief Executive-Officer










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Rider to WINS Application/Exhibit - WINS License and Service Bureau Agreement

For and in consideration of covenants outlined in the Agreement of which this Rider is a part, including WINS receipt of three million five hundred thousand (3,500,000) free trading shares in GS Telecom Limited, WINS agrees to provide a License to the ATTM Card as follows:

The Program known as the ATTM Card will initially contain the following functions and features. All future functions and features that may be added to the ATTM Card, if applicable, will be addressed by separate agreement between the parties.

         ATTM/Asset Transfer Teleminute Manager. Universal Prepaid phone card that converts telephone minutes into purchases and cash withdrawal and utilizes the functions of the ATTM technology worldwide through one central command center for the processing and accounting of all ATTM transactions.

WINS will provide the following License:

1. The General Marketing Exclusive Rights to utilize the ATTM Card in Europe, provided however, that WINS and it's other third party licensees will maintain the ongoing unrestricted right to market and sell the ATTM Card on a vertical market basis within Europe. By way of example, WINS and/or its third party licensees will not have the right to market and promote the ATTM Card to the general public through radio, TV, newspaper, outdoor or the like, however, WINS and/or its third party licensees will have the right to promote to vertical markets utilizing direct mail/email campaigns, web sites or other vertical marketing means. Notwithstanding the forgoing, LICENSEE will maintain the right to receive twenty percent (20%) of all transactional revenues that may be produced through the ATTM Card from all ATTM Cards that may be utilized within Europe.

2. A Non-Exclusive License to sell and market the ATTM Card worldwide, provided however, LICENSEE agrees not to promote and market the ATTM Card in any market area outside of Europe via television, radio, newspapers or outdoor or the like. LICENSEE will have the right to market and promote the ATTM Card to vertical markets worldwide by utilizing direct mail/email campaigns or web sites. Notwithstanding the forgoing, LICENSEE understands that LICENSEE will not receive any transactional revenues when any ATTM Card is utilized outside of Europe. Notwithstanding the forgoing, LICENSEE may receive the twenty percent (20%) of the transactional revenues, outside of Europe, that LICENSEE may generate utilizing e-Commerce over the Internet, provided however, that LICENSEE's right to receive said twenty percent (20%) of the transactional revenues that LICENSEE may generate, outside of Europe, utilizing e-Commerce over the Internet, is subject to LICENSEE not infringing on any other rights granted by WINS, from time to time, to third parties.

Should there become any marketing channel conflicts between the LICENSEE and WINS (including its third party licensees), LICENSEE shall immediately notify WINS in writing. WINS will investigate the circumstances and be the final judge and arbitrator in all disputes concerning marketing channel conflicts and will notify LICENSEE in writing of its final determination.



                                   Page 1 of 2

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Licensing Fees:

1. For ten dollars ($1 0) and other good and valuable consideration, the receipt of which is hereby acknowledged, sufficient and confessed, LICENSEE has hereby sold to WINS, three million five hundred thousand (3,500,000) free trading shares of GS Telecom Limited. In this regards, LICENSEE agrees to immediately instruct it's legal counsel and transfer agent to cause to have said shares immediately delivered to WINS.

2. WINS will be permitted to retain eighty percent (80%) of all transaction fees which may be generated through the use of the ATTM Card in Europe.

WORLD 1NobVATION NETCOMM SERVICES, INC.



By: ------------------------------
      Marvin--Stadeli                                 Date
      Executive Vice President





Gerrvaise - Brazier          Date
Chief Executive Officer


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